EXHIBIT 99.1

Shareholder Letter From Imaging Diagnostic Systems, Inc.

Friday, October 15, 2004

Dear IDSI Shareholder,

I joined Imaging Diagnostic Systems, Inc. (OTC Bulletin Board:IMDS) three months ago and have been looking forward to sharing a few important messages with you. The Board Of Directors and I have chosen three top priorities. First, get the U.S. FDA Pre Market Approval (PMA) completed; second, launch a global commercialization program; and third, lay out a roadmap to enhance the long-term growth of the Company.

Priority one, the PMA, involves a process which has, unfortunately, taken far longer than expected. We have been working on amending the PMA application at the request of the FDA. Our team recommended rephrasing the Computed Tomography Laser Mammography system (CTLM(R)) intended use statement and modifying the patient study protocols. They also recommended adding more clinical cases. Meanwhile the PMA clock was ticking and these well advised changes would have taken more time to complete. Also, as we earlier reported, our PMA amendment and processes were briefly interrupted by a biomonitoring inspection audit of our clinical trials and subsequent warning letter and, although that matter was resolved, the sum of these influences caused serious delays in our filings.

These are complex matters, but after conferring with the FDA and our outside consultants, I recently made the decision to simply withdraw our current PMA application and resubmit the entire package in a simpler and more clinically and technically robust filing. Consequently, IDSI will submit a new PMA application with a rephrased intended use statement better supported by our data, the inclusion of new clinical cases to improve the biometrics, and with a new clinical protocol to fully support the adjunctive use of CTLM in clinical mammography settings.

The key factor in my decision was the belief that refiling should not additionally delay our previous schedule. The schedule should remain unchanged because the FDA indicated that Modules 1 through 4 would be "grandfathered" so to speak, and because our clinical case read program will continue in its current form. We are not starting over in any sense of the word. We will, however, submit a fresh and concise PMA application without amendments or extensions. Of course, this approach requires another filing fee but we believe it yields a higher confidence scenario. So, to be very clear, we will submit a new PMA application and there should be no additional delays in our overall schedule. You have all waited patiently for CTLM to become a US market reality, and I would appreciate your continuing support through this next important phase. I am very satisfied with this new approach.

Speaking of higher confidence approaches, my third priority is to complete the vision of IDSI's longer-term growth and value creation model. Clearly IDSI has existed as a one-product company for years. The development of Laser Imager for Lab Animals (LILA(TM)), while adding a second product to the portfolio, should primarily serve short-term revenue objectives. We will learn about fluorescence and physiological influences from LILA but the significant long-term commercial


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results should come from our core breast imaging markets. IDSI is, intrinsically, a human imaging firm not a lab animal imaging company. We need to express and quantify our business model in terms of this belief in our core market.

In my 35-year career I have focused on the human diagnostic imaging markets. During that time Ultrasound and Nuclear Medicine were born, CT revolutionized diagnostic procedures and MRI emerged bringing new diagnostic information at the cellular level. X-ray morphed from analog films to digital and virtually all medical images became "soft" files on the electronic superhighway. Often through the years there were predictions of market saturation, technological limitations, oversupply and the like, but the technologies emerged stronger and the global market demand grew. Today, diagnostic and therapeutic medical imaging constitutes a $14 billion market with good growth. Already strong demand drivers are being further strengthened by aging trends. The imaging markets have always been exciting and growing and it is here where IDSI already has a major claim to a new imaging modality.

I am an advocate of defining a business in terms of its markets, especially when looking forward to visualize the value creation path. Our markets want better, more specific tools to diagnose and stage breast cancers in symptomatic and asymptomatic patient populations. The classic x-ray mammogram, despite its excellent spatial resolution, is simply a triage procedure to decide whether to perform a biopsy or recommend patient monitoring. Unfortunately, 60 to 80% of the biopsies performed based upon mammographic findings are negative. The market wants a solution to the shortcoming of mammography when imaging dense breasts (which constitute up to 40% of the population). Mammography also carries with it an inherent ionizing radiation risk.

So called `adjunctive' mammography techniques such as breast ultrasound, scintimammography and breast MRI have weighed-in to improve outcomes but, while helpful, neither of these approaches offers a complete solution and some may be difficult to disseminate to global populations. Even with these adjunctive procedures women are undergoing traumatic, invasive, and often negative biopsies in record numbers. The economic, social, and emotional costs of this imperfect process are staggering worldwide. This, valued shareholder, is where IDSI comes in. CT Laser Mammography is a fundamentally new imaging modality--that is why the FDA requires a PMA instead of a 510k. We image the process of angiogenesis or new blood vessel formation which is linked to breast abnormalities and which can be "seen" at the molecular level in 3-D with CT Laser Mammography technology.

CTLM is so new as an imaging modality that it too may only be useful initially as an adjunct to mammography--a way to reduce negative breast biopsies or improve detection. This is what our upcoming PMA will claim and this market represents a significant global opportunity for us. But that is not all we have to look forward to. Many recall that when CT first came out it could only image the head and then only with the help of a water bag. It generated "revolutionary" computed cross-sectional images which were difficult to comprehend and were very poor by today's resolution standards. This pattern was duplicated with Ultrasound and Nuclear Medicine where many times an image could not be created and only a "signal" was available. The pattern repeated with MRI where the first images could not be interpreted by most radiologists. And, if you saw the first Xerox office copy images you also would not have been impressed. The message is clear. New imaging modalities improve in the hands of scientists, clinicians and engineers--and as they do they become ubiquitous in


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practice. We all remember the days when CT and MRI scanners were few in number in the US and even more scarce in the world. These technologies became more affordable in time as well. A new CT scanner today may sell new for as little as 15% of the price it sold for 20 years ago! These are the life cycle models in our industry which should apply to IDSI.

We predict, therefore, that Laser Mammography will disseminate--propelled by technological advances, clinical improvements and basic demand for improving the management of breast cancer. We envision the CTLM of tomorrow imaging at much higher resolution, quantifying oxy and non-oxygenated hemoglobin, differentiating cancer from non-cancer, fusing with other modalities for functional imaging, benefiting from fluorescent imaging agents and spawning a full range of instruments to address sophisticated functional studies as well as lower cost screening devices for women of all ages. Laser Mammography may also be beneficial in therapeutic applications where daily imaging may help track the response to therapy. And some speculate that the technology may have uses in other body regions.

Your Company is leading the emergence of this new technology. No other laser mammography company can generate 3-D results and no other has compiled 2,000 plus human cases. Keep in mind that X-ray, Ultrasound, CT, MRI, and PET modalities did not appear at the same time in history. They each emerged as technology and science permitted. So, too, will CT Laser Mammography move through a natural life-cycle to become perhaps a primary method of breast imaging. This path is our vision and this will be our focus--our core business.

We are excited with our roadmap and we are getting good response from our global commercialization partners--remember my second priority? Recently the Peoples Republic of China State FDA approved CTLM for distribution in the largest population in the world. We soon signed a $26 million multi-year distribution contract and we expect some shipments to commence in December 2004. Earlier we reported CTLM earned the CE Mark for trading in Europe, the ISO 9001:2000 quality certification and many more accomplishments. We added an experienced CEO and an International Sales VP. Your Company has been on the move! I am particularly happy to see two new competitors emerging because they validate our business model. GE Medical has signed on with one of them as a distribution and manufacturing partner signaling that Laser Mammography and laser molecular imaging are on their way to the marketplace.

In these few months, I have found not only significant accomplishments, but also good leadership and excellent talent. The employees of IDSI are also shareholders like you! As shareholder value improves so will their rewards and, fundamentally, they are motivated by our market vision and the good our devices will bring to women's health.

I look forward to sharing future messages with you about progress on our top three priorities. We have an exciting future ahead and I thank you all again for your continuing confidence in Imaging Diagnostic Systems, Inc.


/s/ Tim Hansen
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Tim Hansen
Chief Executive Officer



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